Exhibit 10.11

FORM OF SHAREHOLDER SUPPORT AND VOTING AGREEMENT

SHAREHOLDER SUPPORT AND VOTING AGREEMENT, dated as of February 24, 2015 (this “Agreement”), by and among Navig8 Crude Tankers, Inc., a Marshall Islands corporation (the “Company”), General Maritime Corporation, a Marshall Islands corporation (“Parent”) solely with respect to Articles 3, 4 and 5, and each of the Persons listed on Schedule 1 hereto (each, a “Shareholder”).

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, General Maritime Corp., a Marshall Islands corporation (“Parent”), Company, and Gener8 Maritime Acquisition, Inc., a Marshall Islands corporation and a direct or indirect wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of February 24, 2015 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, as of the date of this Agreement, each Shareholder is the record owner and Beneficial Owner (as hereinafter defined) of (i) the number of outstanding shares of Class A common stock, par value $0.01 per share, of Parent (the “Class A Common Stock”), set forth opposite such Shareholder’s name on Schedule 1 hereto,  all of which shares such Shareholder controls the right to vote, and (ii) the number of outstanding shares of Class B common stock, par value $0.01 per share, of Parent (the “Class B Common Stock,” together with the Class A Common Stock, the “Common Stock”), set forth opposite such Shareholder’s name on Schedule 1 hereto,  all of which shares such Shareholder controls the right to vote;

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that each Shareholder agrees, and each Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein, including with respect to the Covered Shares (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

ARTICLE 1

GENERAL

1.1                               Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.  The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have a correlative meaning.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Covered Shares” means, with respect to each Shareholder, the Existing Shares that are Beneficially Owned by such Shareholder, together with any other shares of Common Stock or other voting capital stock of Parent and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of Parent, in each case that such Shareholder acquires Beneficial Ownership of prior to the termination of this agreement in accordance with this Agreement.

“Existing Shares” means, with respect to each Shareholder, the number of shares of Common Stock set forth opposite such Shareholder’s name on Schedule 1 hereto.

“Permitted Transfer” means a Transfer by a Shareholder (or an Affiliate thereof) to an Affiliate of such Shareholder, provided that such transferee Affiliate agrees in writing to assume all of such transferring Shareholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Shares that are subject to such Transfer, to the same extent as such transferring Shareholder is bound hereunder, provided further that such transferee Affiliate is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option, derivative or other agreement or understanding (including nay profit or loss sharing arrangement) with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

ARTICLE 2

VOTING

2.1                               Agreement to Vote.  Each Shareholder hereby agrees that during the term of this Agreement, at the Parent Meeting and at any other meeting of the shareholders of Parent, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the shareholders of Parent, such Shareholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a)                                 appear (in person or by proxy) at each such meeting or otherwise cause all of the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)                                 vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares: (i) in favor of the Parent Voting Proposal; (ii) in favor of the approval of any proposal to adjourn or postpone any meeting of the shareholders of Parent to a later date if there are not sufficient votes for adoption of the A&R Governing Documents on the date on which such meeting is held;  (iii) in favor of the authorization of the A&R Governing Documents; (iv) against any action or agreement that would reasonably be expected to result in a breach of any material covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, or of such Shareholder contained in this Agreement; (v) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely adoption of the A&R Governing Documents, or consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement, any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of shares of Parent (including any amendments to Parent’s articles of incorporation or bylaws); and (vi) against any Parent Acquisition Proposal;

provided, however, that, notwithstanding the foregoing, the Shareholders shall not be required to vote in favor of the A&R Governing Documents and the Parent Voting Proposal at any meeting of the shareholders of Parent if, and only if, (x) in response to a Superior Proposal received by the Parent Board, a Parent Adverse Recommendation Change is made after the date of this Agreement and prior to the Parent Meeting in accordance with Section 6.11 of the Merger Agreement and (y) the Parent Meeting occurs as contemplated by Section 6.13(e) of the Merger Agreement for the purpose of voting on the Parent Voting Proposal.

2.2                               No Inconsistent Agreements.

(a)                                 Each Shareholder hereby represents, covenants and agrees that, except for this Agreement, the Shareholder Agreement and the Current Parent Shareholder Agreement, such Shareholder (i) has not entered into, and shall not enter into, any voting agreement, voting trust or similar agreement or understanding, with respect to any of the Covered Shares, (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any of the Covered Shares (other than as contemplated by Section 2.1 hereof), (iii)  has not given, and shall not give, any voting instructions in any manner inconsistent with clause (a) and clause (b) of Section 2.1, with respect to any of the Covered Shares and (iv) has not taken and shall not knowingly take any action that would constitute a breach hereof, make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Shareholders.  Each Shareholder hereby represents and warrants to the Company as follows:

(a)                                 Organization; Authorization; Validity of Agreement; Necessary Action.  Such Shareholder is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization.  Such Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by such Shareholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of such Shareholder or any shareholder or equity holder thereof or any other Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)                                 Ownership.   Such Shareholder is the owner of record and Beneficial Owner of such Shareholder’s Existing Shares, free and clear of any Liens, other than (i) any Liens pursuant to that certain First Amended and Restated Registration Agreement, dated as of November 1, 2012 (the “Registration Agreement”), the Shareholders Agreement, this Agreement and the Current Parent Shareholder Agreement, (ii) transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States and (iii) any Liens granted in connection with a general pledge of Covered Shares to such Shareholder’s prime broker, which do and will not affect such Shareholder’s Beneficial Ownership of the Covered Shares.  As of the date of this Agreement, such Shareholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Shareholder. Except to the extent Covered Shares are Transferred after the date of this Agreement pursuant to a Permitted Transfer, such Shareholder is the sole Beneficial Owner and has and will have at all times during the term of this Agreement sole Beneficial Ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Shareholder at all times through the Closing Date.

(c)                                  Non-Contravention.  The execution, delivery and performance of this Agreement by such Shareholder do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other comparable governing documents, as applicable, of such Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any Law or Governmental Orders applicable to such Shareholder or by which any of its assets or properties is bound, (iii) conflict with or result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Liens upon any of the assets or properties of such Shareholder, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Shareholder to perform its obligations hereunder or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(d)                                 Consents and Approvals.  The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require such Shareholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority or other Person.

(e)                                  Reliance by the Company. Such Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Shareholder contained herein.

ARTICLE 4

OTHER COVENANTS

4.1                               Prohibition on Transfers.  During the term of this Agreement, each Shareholder hereby agrees not to Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer.

4.2                               Other Agreements. Each Shareholder hereby agrees to promptly (but no later than five (5) days prior to the Closing Date) (i) provide its irrevocable consent to the termination of the Current Parent Shareholder Agreement, the Registration Agreement and any other agreement to which such Shareholder is a party that is inconsistent with the Shareholder Agreement, (ii) enter into the Shareholder Agreement and the Registration Rights Agreement, in a manner consistent with the Merger Agreement, and (iii) to take all other actions, and cause its Affiliates to take all other actions, as are necessary to effectuate the foregoing clause (i) and (ii).

4.3                               Stock Dividends, etc.  In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or other similar transaction, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of Parent into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. Each Shareholder hereby agrees, while this Agreement is in effect, promptly to notify the Sellers of the number of any new shares of Common Stock with respect to which Beneficial Ownership is acquired by such Shareholder, if any, after the date hereof and before the Effective Time. Any such shares shall automatically become subject to the terms of this Agreement as Covered Shares as though owned by the Shareholder as of the date hereof.

4.4                               No Solicitation.  Each Shareholder hereby agrees that it shall not, and shall cause its Subsidiaries, Affiliates and its and their respective Representatives not, directly or indirectly, to, take any action that Parent is otherwise prohibited from taking under Section 6.11 of the Merger Agreement (which, for the avoidance of doubt, for the purpose of this Section 4.4 only, shall be deemed to be the Merger Agreement in effect on the date hereof). Each Shareholder agrees immediately to cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore with any Person other than Parent with respect to any Acquisition Proposal.

4.5                               Waiver of Actions.  Each Shareholder hereby irrevocably and unconditionally agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, any of the other parties to the Merger Agreement or any of their respective successors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Merger Agreement or the A&R Governing Documents or (b) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into this Agreement, the Merger Agreement or the A&R Governing Documents. Each Shareholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect, any rights of dissent and to receive payment for its shares under the BCA.

4.6                               Further Assurances.  During the term of this Agreement, from time to time, at the Company’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.  Without limiting the foregoing, each Shareholder hereby severally as to itself only, but not jointly with any other Shareholder, authorizes Parent and the Company to publish and disclose in the Parent Information Statement and in any other announcement or disclosure required by applicable Law such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement; provided, that in advance of any such announcement or disclosure, such Shareholder shall be afforded a reasonable opportunity to review and approve (not to be unreasonably withheld or delayed) such announcement or disclosure.  Except as otherwise required by applicable Law or listing agreement with a national securities exchange or a Governmental Authority, Parent and the Company will not make any other disclosures regarding any Shareholder in any press release or otherwise without the prior written consent of such Shareholder (not to be unreasonably withheld or delayed).

ARTICLE 5

MISCELLANEOUS

5.1                               Termination.  This Agreement and all obligations of the parties hereunder shall automatically terminate on the earliest to occur of (i) the Closing Date and (ii) the date of termination of the Merger Agreement in accordance with its terms (including after any extension thereof), and after the occurrence of any such applicable event this Agreement shall terminate and be of no further force; provided, however, the provisions of this Section 5.1 and Sections 5.3 through 5.14 shall survive any termination of this Agreement.

5.2                               No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and the Company shall have no authority to direct the Shareholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3                               Fees and Expenses.  All costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

5.4                               Notices.  All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

(a)                                 if to the Company to:

Navig8 Crude Tankers, Inc.

2nd Floor, Kinnaird House,

1 Pall Mall East, London

SW1Y 5AU

Facsimile: +44 (0)20 7467 5867

E-mail: nicolas@navig8group.com

Attention: Nicolas Busch

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10011

Facsimile: (212) 751-4864

E-mail:        Raymond.Lin@lw.com,

Stephen.Amdur@lw.com

Attention:  Raymond Lin, Stephen Amdur

(b)                                 if to Parent to:

General Maritime Corporation

299 Park Avenue

New York, New York 10171

Facsimile: (212) 763-5607

E-mail: lvrondissis@generalmaritimecorp.com

Attention: Leonidas J. Vrondissis, CFO

with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Facsimile: 212-715-8000

E-mail: tmolner@kramerlevin.com,

tshen@kramerlevin.com

Attention:  Thomas E. Molner, Esq.,

Terrence L. Shen, Esq.

(c)                                  if to any Shareholder:  to such Shareholder and its counsel at their respective addresses and facsimile numbers set forth on Schedule 1 hereto.

All such notices or communications shall be deemed to have been delivered and received:  (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail before 5:00 p.m. Eastern Time when transmitted and receipt is confirmed, the day on which such facsimile or electronic mail was sent; (c) if by facsimile or electronic mail after 5:00 p.m. Eastern Time when transmitted and receipt is confirmed, on the following Business Day on which such facsimile or electronic mail was sent; provided in the case of clauses (b) and (c), that receipt is personally confirmed by telephone, (d) if by certified or registered mail (return receipt requested), on the seventh (7th) Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second (2nd) Business Day after the sending thereof.

5.5                               Interpretation.  Unless the express context otherwise requires:

(a)                                 the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)                                 terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)                                  references herein to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement;

(d)                                 wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e)                                  references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 5.5 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(f)                                   references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(g)                                  with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;

(h)                                 the word “or” shall be disjunctive but not exclusive;

(i)                                     references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(j)                                    references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver) in accordance with the terms thereof;

(k)                                 the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement; and

(l)                                     if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

5.6                               Entire Agreement.  This Agreement, the Merger Agreement, the Registration Rights Agreement and the Shareholder Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

5.7                               Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by, and interpreted and construed in accordance with, the Law of the State of New York, without regard to any choice of Law or conflict of Laws principles thereof, except to the extent that the law of the Republic of the Marshall Islands is mandatorily applicable to the Merger.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City of New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such state or federal court sitting in the Borough of Manhattan, City of New York, New York, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in any state or federal court sitting in the Borough of Manhattan, City of New York, New York, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 5.4(a) below shall be effective service of process for any suit, action or proceeding brought in any such court.

(c)                                  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(C).

5.8                               Amendment; Waiver.  This Agreement may not be amended with respect to any Shareholder except by an instrument in writing signed by the Company and such Shareholder.  Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the Company and such Shareholders.

5.9                               Remedies.

(a)                                 The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that monetary damages may not be adequate compensation for any loss incurred in connection therewith, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.  The parties hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

(b)                                 Any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity.  The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

5.10                        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

5.11                        Successors and Assigns; Third Party Beneficiaries.  Except in connection with a Permitted Transfer (which Permitted Transfer shall not relieve any Shareholder of its obligations hereunder), no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any purported assignment without such prior written consent shall be void.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.12                        Rules of Construction.  The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.13                        Shareholder Capacity.  Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Shareholder are made solely with respect to such Shareholder and the Covered Shares.  Each Shareholder is entering into this Agreement solely in its capacity as the Beneficial Owner of such Covered Shares and nothing herein shall limit or affect any actions taken by any officer or director of Parent (or a Subsidiary of Parent) solely in his or her capacity as a director or officer of Parent (or a Subsidiary of Parent), including, without limitation, to the extent applicable, participating in his or her capacity as a director of Parent in any discussions or negotiations in accordance with Section 6.11 of the Merger Agreement.  Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

5.14                        Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

NAVIG8 CRUDE TANKERS, INC.

By:
Name:
Title:

[Signature Page to Shareholder Support and Voting Agreement]

GENERAL MARITIME CORPORATION, solely with respect to Articles 3, 4 and 5

By:
Name:
Title:

[Signature Page to Shareholder Support and Voting Agreement]

[GMR SHAREHOLDER]

By:
Name:
Title:

[Signature Page to Shareholder Support and Voting Agreement]

Schedule 1

SHAREHOLDER INFORMATION

Name and Contact Information (Record Holders)	Shares of Class A Common Stock	Shares of Class B Common Stock

Schedule of Substantially Identical Issuer Contracts Omitted

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation and The Anschutz Foundation

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation, ARF II Maritime Equity Partners LP, ARF II Maritime Equity Co-Investors LLC and ARF II Maritime Holdings LLC

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation and Bamboula Partners LP

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation, BlackRock Funds II, BlackRock High Yield Fund VI, Inc., MET Investors Series Trust — BlackRock High Yield Portfolio

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation, BlueMountain Kicking Horse Fund L.P., BlueMountain Credit Opportunities Master Fund I L.P., BlueMountain Long/Short Credit and Distressed Reflection Fund, a sub-fund of AAI BlueMountain Fund PLC, BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Credit Alternatives Master Fund LP, BlueMountain Distressed Master Fund L.P., BlueMountain Long/Short Credit Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Strategic Credit Master Fund L.P. and BlueMountain Timberline Ltd.

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among General Maritime Corp., Navig8 Crude Tankers, Inc. (“Navig8”) and the Navig8 Shareholders listed on Schedule 1 thereto

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation and OCM Marine Holdings TP, L.P.

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation and Opps Marine Holdings TP, L.P.

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation and Shun Lee Dynasty Holdings LP

Shareholder Support and Voting Agreement, dated as of February 24, 2015, by and among Navig8 Crude Tankers, Inc., General Maritime Corporation and Twin Haven Special Opportunities Fund IV, L.P.